Exhibit 10.14

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PURCHASE AND SALE AGREEMENT

(Oldroyd Properties)

This PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of the 14 day of June, 2019 (the “Effective Date”), by and between MARK OLDROYD, an individual, whose address is 386 East Sumac Ave., Provo, Utah 84604 (“Seller”), and TINTIC COPPER AND GOLD, INC., a Utah corporation, whose address is 201 S. Main St., Suite 1100, Salt Lake City, Utah 81111 (“Buyer”).

RECITALS

WHEREAS, Seller is the owner of two patented mining claims located in Juab County, State of Utah, as more particularly described on attached Exhibit A (the “Mining Claims”).

WHEREAS, Seller desires to sell to Buyer the Mining Claims, together with any and all interests, rights and appurtenances thereto, and with any and all tenements, hereditaments, and appurtenances thereunto belonging (collectively with the Mining Claims, the “Subject Property”); and

WHEREAS, Buyer desires to purchase and acquire the Subject Property from Seller, all subject to and in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Seller and Buyer agree as follows:

1.            Sale and Purchase. Subject to and upon the terms and conditions of this Agreement, Seller hereby transfers, grants and conveys to Buyer, and Buyer hereby acquires from Seller, the Subject Property.

2.            Purchase Price. The aggregate amount to be paid by Buyer to Seller for the acquisition of the Subject Property shall be [***] (the “Purchase Price”).

3.            Prorations and Credits. Buyer and Seller agree that Buyer shall pay all closing costs and all real property taxes, assessments and other similar matters pertaining to the Subject Property, including those due on November 30, 2019, and that no prorations or credits are to be made or due.

4.            The Closing. The closing (the “Closing”) of the transaction contemplated by this Agreement shall be held concurrent with the execution of this Agreement (the “Closing Date”).

At the Closing the following shall occur, all of which shall be considered as taking place simultaneously:

(a)            The Seller shall execute a fully-executed Special Warranty Deed (the “Deed”) for the Subject Property in the form attached hereto as Exhibit B.

(b)            The Buyer shall deliver to the Seller the Purchase Price.

(c)            The Seller and Buyer shall execute such documents and, further, take such other actions as are reasonably necessary and appropriate to effectuate the Closing in accordance with this Agreement.

5.            Buyer’s Representations. The Buyer represents to Seller as of the date hereof Buyer has the requisite right, power and authority to enter into this Agreement without obtaining the consent or approval of any governmental authority or any other person or entity to which Buyer may be subject.

6.            Seller’s Representations. The Seller represents to Buyer as of the date hereof as follows:

(a)            Seller has the requisite right, power and authority to enter into this Agreement without obtaining the consent or approval of any governmental authority or any other person or entity to which Buyer may be subject.

(b)            Seller holds 100% fee simple ownership in the Subject Property.

(c)            Except as otherwise disclosed by Seller to Buyer in writing prior to Closing, Seller has not received written notice of any claims, actions, suits, or other proceedings pending or threatened by any governmental department or agency, or any other entity or person, pertaining to the Subject Property.

(d)            Other than any general real property taxes for the year 2019, to Seller’s knowledge, there are no liabilities or obligations related to the Subject Property which Seller is obligated to satisfy on, before or after the Closing.

7.            Removal of Historic Artifacts. Up until December 31, 2020 (the “Removal Deadline”), Seller shall have the right to take possession of and remove any artifacts, old mining equipment and other historic items located on the Subject Property, at Seller’s sole cost and expense, whether known or unknown to the parties as of the Closing Date. In the event Buyer discovers any such items on the Subject Property prior to the Removal Deadline that were previously unknown to the parties, Buyer shall notify Seller of the presence of such items and Seller shall have up until the Removal Deadline to remove such items.

8.            Miscellaneous. In addition to the foregoing, the parties to this Agreement agree as follows:

(a)            This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

(b)            This Agreement shall be binding upon, and shall inure to the benefit of the parties to it and their respective successors and assigns.

(c)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

MARK OLDROYD,
an individual

/s/ Mark Oldroyd

Dated this 14 day of June, 2019.

BUYER:

TINTIC COPPER AND GOLD, INC.
a Utah corporation

/s/ Graham Boyd
Name:	Graham Boyd
Title:	Vice President

Dated this 14 day of June, 2019.

EXHIBIT A

(Oldroyd Properties)

DESCRIPTION OF THE SUBJECT PROPERTY

Certain patented mining claims located in Juab County, State of Utah, as more particularly described below.

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.

EXHIBIT B

(Special Warranty Deed)

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.